Exhibit 10.13

PLUM LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of September 11, 2024, by and among (i) Plum Acquisition Corp. I, a Cayman Islands exempted company limited by shares (the “Purchaser”), and (ii) the undersigned party (“Holder”). Any capitalized term used but not otherwise defined in this Agreement shall have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on November 27, 2023, the Purchaser, Veea Inc., a Delaware corporation (“Veea”), and Plum SPAC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other things, (i) Purchaser shall transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Act (the “Domestication”), subject to the terms and conditions of the Business Combination Agreement, upon the consummation of the transactions contemplated thereby (the “Closing”), (ii) Merger Sub shall merge with and into Veea, with Veea continuing as the surviving entity (the “Merger”), and, in connection therewith, each issued and outstanding security of Veea immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right to receive a portion of the Transaction Consideration, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement, and in accordance with the applicable provisions of the Cayman Islands Companies Act, Law 32, the DGCL and other applicable Law;

WHEREAS, Plum and Holder are party to that certain Engagement Letter dated as of November 5, 2022 (as amended pursuant to Amendment No. 1 and Amendment No. 2 to such Engagement Letter, dated as of November 13, 2023 and June 26, 2034, respectively, and as may be further amended, the “Engagement Letter”);

WHEREAS, as of the date hereof, pursuant to the Engagement Letter, Holder is a holder of the Acquired Shares (as defined in the Engagement Letter), in such types and amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement (as amended), and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Acquired Shares shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.

(a) Notwithstanding any terms to the contrary in the Engagement Letter, and subject to the exceptions set forth herein, during the period (the “Lock-Up Period”) commencing from the Closing and ending on:

(i) with respect to one-third (1/3) of the Lock-up Shares, the earliest of (x) the five (5)- month anniversary of the date of the Closing (the “Expiration Date”), (y) the date on which the closing price of the New Plum Common Shares on the Nasdaq (or other principal stock exchange or quotation service on which such shares then trade) equals or exceeds $12.50 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing, and (z) the date after the Closing on which the Purchaser consummates a liquidation, merger, share exchange or other similar transaction that results in all of the Purchaser’s stockholders having the right to exchange their equity holdings in the Purchaser for cash, securities or other property (a “Change of Control”);

(ii) with respect to one-third (1/3) of the Lock-up Shares, the earliest of (x) the Expiration Date, (y) the date on which the closing price of the New Plum Common Shares on the Nasdaq (or other principal stock exchange or quotation service on which such shares then trade) equals or exceeds $15.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing, and (z) the date after the Closing on which the Purchaser consummates a Change of Control; and

(iii) with respect to one-third (1/3) of the Lock-up Shares, the earliest of (x) the Expiration Date, (y) the date on which the closing price of the New Plum Common Shares on the Nasdaq (or other principal stock exchange or quotation service on which such shares then trade) equals or exceeds $17.50 per share (as equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing, and (z) the date after the Closing on which the Purchaser consummates a Change of Control;

Holder hereby agrees not to: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Lock-up Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares, or (C) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (A) or (B) above is to be settled by delivery of Lock-up Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C), a “Transfer”). For purposes hereof, “Lock-up Shares” shall mean such number of shares as so indicated as set forth underneath Holder’s name in the signature page hereto (including all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted). For the avoidance of doubt, the Lock- up Shares shall exclude (1) any New Plum Common Shares acquired as part of a Company Financing and (2) any New Plum Common Shares or other securities convertible into or exercisable or exchangeable for New Plum Common Shares acquired by Holder in open market transactions after the Closing.

(b) For the avoidance or doubt, the restrictions set forth in Section 1(a) shall not apply to:

(i) Transfers (A) by gift, will or intestate succession upon the death of Holder, (B) to any Permitted Transferee (as defined below), (C) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (D) to an unaffiliated charity or educational institution;

(ii) pledges of any Lock-up Shares held by such Holder to a financial institution that create a mere security interest in such Lock-up Shares pursuant to a bona fide loan or indebtedness transaction so long as such Holder continues to control the exercise of the voting rights of such pledged Lock-up Shares as well as any foreclosures on such pledged Lock-up Shares;

(iii) Transfers to the Purchaser to satisfy tax withholding obligations pursuant to the Purchaser’s equity incentive plans or arrangements;

(iv) Transfers to the Purchaser or Veea pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Purchaser or Veea or forfeiture of such Holder’s Lock-up Shares in connection with the termination of such Holder’s service to the Purchaser or Veea, which Transfers are effectuated in accordance with the terms of such contractual arrangement; and

(v) the entry, by Holder, at any time after the Closing, of any trading plan providing for the sale of New Plum Common Shares by Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, the sale of any New Plum Common Shares during the Lock-Up Period;

provided, however, that in the case of clauses (i) and (ii) above, it shall be a condition to such transfer that the transferee executes and delivers to the Purchaser an agreement stating that the transferee is receiving and holding the Lock-up Shares subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of any such Lock-up Shares except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: with respect to Holder, (1) if such Holder is an individual, (A) the members of such Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any transferee pursuant to a qualified domestic relations order or by virtue of laws of descent and distribution upon death of such Holder, (C) a partnership, limited liability company or other entity of which such Holder and/or the immediate family of such Holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, and (D) any trust for the direct or indirect benefit of such Holder or the immediate family of such Holder, (2) if such Holder is a trust, the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, (3) if such Holder is an entity, (x) as a distribution to limited partners, shareholders, members, or owners of similar equity interests in such Holder upon the liquidation and dissolution of such Holder, and (y) such Holder’s officers or directors or immediate family members of any of such Holder’s officers or directors, and (4) any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of Holder. Holder further agrees to execute such agreements as may be reasonably requested by the Purchaser that are consistent with the foregoing or that are necessary to give further effect thereto.

(c) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Purchaser shall refuse to recognize any such purported transferee of the Lock-up Shares as one of its equity holders for any purpose. In order to enforce this Section 1, the Purchaser may impose stop-transfer instructions with respect to the Lock-up Shares of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period, each certificate evidencing any Lock-up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF SEPTEMBER 11, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED AND/OR MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of the Purchaser with respect to the Lock-up Shares during the Lock-Up Period, including the right to vote any Lock-up Shares, but subject to the terms of the Business Combination Agreement.

2.	Miscellaneous.

(a) Termination of Business Combination Agreement. Notwithstanding anything to the contrary contained herein, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect upon the earlier of (i) the termination of the Business Combination Agreement pursuant to its terms and (ii) the date on which none of the Purchaser or any holder of Lock-up Shares has any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party hereto, except that (i) the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder, provided, that no such assignment shall relieve the assigning party of its obligations hereunder, and (ii) for the avoidance of doubt, in connection with a transfer of any Lock-up Shares in accordance with the terms of this Agreement, any transferee to whom such Lock-up Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient), (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser at or prior to the Closing, to: Plum Acquisition Corp. I 2021 Fillmore St. #2089 San Francisco, California Attn: Kanishka Roy; Mike Dinsdale E-mail: [omitted]

with a copy (which will not constitute notice) to:

Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017

Attn:       Richard Aftanas; John Duke

E-mail:     richard.aftanas@hoganlovells.com;                 john.duke@hoganlovells.com

If to the Purchaser after the Closing, to: Veea Inc. 164 E 83rd Street New York, NY 10028 Attn: Allen Salmasi; Janice K. Smith; E-mail: [omitted]

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor
New York, NY 10105

Attn:        Stuart Neuhauser, Esq.;
                 Matthew Gray, Esq.

E-mail:     sneuhauser@egsllp.com;
                 mgray@egsllp.com

If to any Holder, to: the address set forth below Holder’s name on the signature page to this Agreement	with a copy (which will not constitute notice) to: J.V.B. Financial Group, LLC 3 Columbus Circle, 24th Floor New York, NY 10019 Attention: Jerry Serowik Electronic Mail: jserowik@cohencm.com

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that Holder’s obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Purchaser may not have an adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the Purchaser may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under any other agreement between Holder and the Purchaser or any certificate or instrument executed by Holder in favor of the Purchaser, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at a party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or e-mailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

PLUM ACQUISITION CORP. I

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	President and Co-Chief Executive Officer

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:	J.V.B. Financial Group, LLC,
acting through its Cohen &
Company Capital Markets
division

By:	/s/ Jerry Serowik
Name:	Jerry Serowik
Title:	Senior Managing Director; Head of Capital Markets

Number and Type of Lock-up Shares Owned:
Plum Class A Shares:	335,000

Plum Warrants:

Other convertible securities of Plum:

Number and Type of Unrestricted Shares Owned:
Plum Class A Shares:	50,000

Plum Warrants:

Other convertible securities of Plum:

Address for Notices:

J.V.B. Financial Group, LLC 3
Columbus Circle, 24th Floor
New York, NY 10019
Attention: General Counsel
Electronic Mail: gc@cohenandcompany.com

[Signature Page to Lock-Up Agreement]